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                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of IVI Checkmate Corp. for the registration of 248,908 shares of its common stock pertaining to the Plourde Computer Services, Inc. 1996 Key Management Stock Option Plan and Employee Stock Options Held By Trustees of the Gibbs Trust, of our report dated February 12, 1999, with respect to the consolidated financial statements of IVI Checkmate Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP



Atlanta, Georgia
March 9, 2000

                                     II-10